EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Next Bridge Hydrocarbons, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value of $0.0001 per share, issuable pursuant to the Registrant’s 2022 Performance Incentive Plan	Rule 457(c) and Rule 457(h)	50,000,000	-	$14,621,855.30	0.00014760	$2,158.19
Total Offering Amounts					$14,621,855.30	0.00014760	$2,158.19
Total Fee Offsets							$0
Net Fee Due							$2,158.19

(1) This Registration Statement covers, in addition to the number of shares of Next Bridge Hydrocarbons, Inc., a Nevada corporation (the “Company” or the “Registrant”), common stock, par value $0.0001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Next Bridge Hydrocarbons, Inc. 2022 Equity Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. Given that there is no proposed maximum offering price per share of Common Stock, the Registrant calculated the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), based on the book value of $0.2924 per share of Common Stock the Registrant registers, which was calculated from its unaudited balance sheet as of September 30, 2023. Given that the Registrant’s shares of Common Stock are not traded on an exchange or over-the-counter, the Registrant did not use the market prices of its Common Stock in accordance with Rule 457(c).